PROJECT JADE PRESENTATION TO THE SPECIAL COMMITTEE November 1, 2010 * * * * * * Exhibit (c)(6)

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DISCOUNTED CASH FLOW ANALYSIS – CURRENT PLAN
Sources: 10/20/2010 Jade Management projections
Discounted Cash Flow
(US$)
Implied Value Per Share
Terminal Multiple
WACC 5.5x 6.0x 6.5x 7.0x
11% $44.65 $46.96 $49.27 $51.58
12% 43.25 45.46 47.67 49.88
13% 41.91 44.03 46.14 48.25
14% 40.64 42.67 44.69 46.71
15% 39.44 41.37 43.31 45.24

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DISCOUNTED CASH FLOW SENSITIVITY ANALYSIS – CURRENT PLAN
Sources: 10/20/2010 Jade Management projections
Increase / (Decrease) in Gross Margin %
Increase / (Decrease) in Gross Margin %
WACC (200 bps) (100 bps) 0 bps 100 bps 200 bps
11% $42.34 $44.65 $46.96 $49.28 $51.59
12% 41.00 43.23 45.46 47.69 49.91
13% 39.73 41.88 44.03 46.17 48.32
14% 38.52 40.59 42.67 44.74 46.81
15% 37.37 39.37 41.37 43.37 45.37
2011-2015 Avg.
Gross Margin
42.7% 43.7% 44.7% 45.7% 46.7%
Analysis assumes 6.0x exit multiple
(US$)
Current Plan Gross Margin
FY2010E: 44.1%
FY2011E: 44.4%
FY2012E: 44.5%
FY2013E: 44.5%
FY2014E: 44.7%
FY2015E: 45.1%

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DISCOUNTED CASH FLOW SENSITIVITY ANALYSIS – CURRENT PLAN (CONTINUED)
Sources: 10/20/2010 Jade Management projections
% Increase / (Decrease) in SG&A
% Increase / (Decrease) in SG&A
WACC (20.0%) (10.0%) 0.0% 10.0% 20.0%
11% $60.54 $53.75 $46.96 $40.17 $33.39
12% 58.54 52.00 45.46 38.92 32.36
13% 56.64 50.33 44.03 37.72 31.37
14% 54.83 48.75 42.67 36.58 30.43
15% 53.11 47.24 41.37 35.50 29.53
2011-2015 Avg.
SG&A % Sales
23.8% 26.7% 29.7% 32.7% 35.6%
2011-2015 Avg.
EBIT Margin
20.9% 17.9% 15.0% 12.0% 9.0%
2011-2015 Avg.
SG&A
$594 $669 $743 $817 $891
$ Variance to
Current Plan
($149) ($74) $0 $74 $149
Analysis assumes 6.0x exit multiple
(US$ in MM, except per share amounts)
Current Plan SG&A as % Sales
FY2010E: 30.2%
FY2011E: 30.2%
FY2012E: 30.0%
FY2013E: 29.7%
FY2014E: 29.4%
FY2015E: 29.2%
Current Plan EBIT Margin
FY2010E: 13.9%
FY2011E: 14.2%
FY2012E: 14.4%
FY2013E: 14.8%
FY2014E: 15.3%
FY2015E: 15.9%

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LEVERAGED BUYOUT ANALYSIS – CURRENT PLAN
Sources: 10/20/2010 Jade Management projections
(US$)
Assumes fixed leverage of 5.75x EBITDA (6.3x EBITDAR)
Assumes fixed exit multiple of 6.0x EBITDA
Implied Value Per Share
Leverage
Req. IRR 5.50x 5.75x 6.00x
15.0% $47.16 $47.50 $47.83
17.5% 45.26 45.66 46.06
20.0% 43.58 44.04 44.50
22.5% 42.10 42.61 43.12
25.0% 40.78 41.35 41.91
Adj. Debt/
2010E
EBITDAR
6.1x 6.3x 6.5x
Implied Value Per Share
Exit Multiple
Req. IRR 5.5x 6.0x 6.5x 7.0x
15.0% $45.56 $47.50 $49.43 $51.37
17.5% 43.92 45.66 47.40 49.13
20.0% 42.47 44.04 45.60 47.17
22.5% 41.20 42.61 44.02 45.43
25.0% 40.07 41.35 42.62 43.90
Leveraged Buyout

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LEVERAGED BUYOUT SENSITIVITY ANALYSIS – CURRENT PLAN
Sources: 10/20/2010 Jade Management projections
Increase / (Decrease) in Gross Margin %
Increase / (Decrease) in Gross Margin %
Req. IRR (200 bps) (100 bps) 0 bps 100 bps 200 bps
15% $43.82 $45.66 $47.50 $49.34 $51.18
18% 42.36 44.01 45.66 47.31 48.97
20% 41.07 42.55 44.04 45.53 47.02
23% 39.93 41.27 42.61 43.95 45.30
25% 38.92 40.13 41.35 42.56 43.78
2011-2015 Avg.
Gross Margin
42.7% 43.7% 44.7% 45.7% 46.7%
Analysis assumes 5.75x leverage and 6.0x exit multiple
(US$)
Current Plan Gross Margin
FY2010E: 44.1%
FY2011E: 44.4%
FY2012E: 44.5%
FY2013E: 44.5%
FY2014E: 44.7%
FY2015E: 45.1%

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LEVERAGED BUYOUT SENSITIVITY ANALYSIS – CURRENT PLAN (CONTINUED)
Sources: 10/20/2010 Jade Management projections
% Increase / (Decrease) in SG&A
% Increase / (Decrease) in SG&A
Req. IRR (20.0%) (10.0%) 0.0% 10.0% 20.0%
15% $58.33 $52.91 $47.50 $42.11 $36.70
18% 55.39 50.51 45.66 40.82 35.96
20% 52.80 48.41 44.04 39.68 35.31
23% 50.51 46.55 42.61 38.68 34.73
25% 48.49 44.91 41.35 37.79 34.23
2011-2015 Avg.
SG&A % Sales
23.8% 26.7% 29.7% 32.7% 35.6%
2011-2015 Avg.
EBIT Margin
20.9% 17.9% 15.0% 12.0% 9.0%
2011-2015 Avg.
SG&A
$594 $669 $743 $817 $891
$ Variance to
Current Plan
($149) ($74) $0 $74 $149
Analysis assumes 5.75x leverage and 6.0x exit multiple
(US$ in MM, except per share amounts)
Current Plan SG&A as % Sales
FY2010E: 30.2%
FY2011E: 30.2%
FY2012E: 30.0%
FY2013E: 29.7%
FY2014E: 29.4%
FY2015E: 29.2%
Current Plan EBIT Margin
FY2010E: 13.9%
FY2011E: 14.2%
FY2012E: 14.4%
FY2013E: 14.8%
FY2014E: 15.3%
FY2015E: 15.9%

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PRESENT VALUE OF FUTURE SHARE PRICE – CURRENT PLAN
Sources: 10/20/2010 Jade Management projections.  Assumes 13.0% cost of equity and mid-year convention.  Based on fiscal year 2011, 2012, and 2013 EPS of $2.50, $2.81, and $3.20, respectively
Future Share Price (Undiscounted) Present Value of Future Share Price (Discounted)
$28.24
$28.11
$28.26
$32.94
$32.79
$32.97
$37.65
$37.48
$37.68
$42.36
$42.16
$42.39
$20.00
$30.00
$40.00
$50.00
$60.00
FY2011E FY2012E FY2013E
$30.02
$33.76
$38.36
$35.02
$39.39
$44.76
$40.02
$45.02
$51.15
$45.02
$50.65
$57.54
$20.00
$30.00
$40.00
$50.00
$60.00
FY2011E FY2012E FY2013E
12.0x 14.0x 16.0x 18.0x
(US$)

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PRESENT VALUE OF FUTURE SHARE PRICE – 9/1 LRP COMPARISON
Sources: 9/1/2010 Long-Range Plan.  Assumes 13.0% cost of equity and mid-year convention.  Based on fiscal year 2011, 2012, and 2013 EPS of $3.02, $3.67, and $4.44, respectively
Future Share Price (Undiscounted) Present Value of Future Share Price (Discounted)
$34.10
$36.61
$39.23
$39.78
$42.72
$45.77
$45.46
$48.82
$52.31
$51.15
$54.92
$58.85
$20.00
$30.00
$40.00
$50.00
$60.00
$70.00
$80.00
$90.00
FY2011E FY2012E FY2013E
$36.25
$43.98
$53.25
$42.29
$51.31
$62.13
$48.33
$58.64
$71.01
$54.37
$65.97
$79.88
$20.00
$30.00
$40.00
$50.00
$60.00
$70.00
$80.00
$90.00
FY2011E FY2012E FY2013E
12.0x 14.0x 16.0x 18.0x
(US$)

Confidential
Sources: 10/20/2010 Jade Management projections, company filings, FactSet
Note: (1) Debt and cash shown pro forma for August 30 debt repayment detailed in July 31, 2010 10Q
10/29/10 Close Proposal
Share Price $31.99 $41.00
% Premium to 10/29/10 Close 0.0% 28.2%
Fully Diluted Shares Outstanding 68.2 69.1
Market Capitalization $2,182 $2,831
Add: Debt 0 0
Less: Cash (291) (291)
Enterprise Value $1,890 $2,540
EV/LTM EBITDA $322 5.9x 7.9x
IBES CONSENSUS
EV/EBITDA Metric
FY 2010E $311 6.1x 8.2x
FY 2011E 324 5.8 7.8
Price/Earnings Metric
FY 2010E $2.27 14.1x 18.1x
FY 2011E 2.48 12.9 16.5
CURRENT PLAN
EV/EBITDA Metric
FY 2010E $293 6.5x 8.7x
FY 2011E 335 5.6 7.6
Price/Earnings Metric
FY 2010E $2.18 14.7x 18.8x
FY 2011E 2.50 12.8 16.4
OVERVIEW OF PROPOSAL
US$ IN MM, EXCEPT MULTIPLES AND PER SHARE AMOUNTS PREMIUM / (DISCOUNT) METRICS
(1)
(1)
Date/Period Metric
Premium /
(Discount)
10/29/10 Close $31.99 28.2%
1 Month Average $33.56 22.2%
3 Month Average $33.75 21.5%
LTM Average $40.47 1.3%
52 Week High (April 26, 2010) $50.96 (19.5%)
52 Week Low (August 31, 2010) $30.06 36.4%

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RELEVANT TRANSACTIONS
Source: Company filings
Notes:
(1) Defined as Transaction Enterprise Value.  Figures shown in millions of US dollars
EV/LTM EBITDA
Specialty Apparel Branded
Private Equity Buyer Strategic Buyer
(1)
Acquiror Apax Apollo Lee Equity Advent V. Heusen Bain Jones Federated Consortium Consortium Apollo Bain Consortium Consortium Istithmar
Date Announced 12/05 3/07 7/07 8/09 3/10 10/10 11/04 2/05 3/05 5/05 11/05 1/06 6/06 7/06 6/07
Transaction Value $1,547 $2,581 $259 $312 $3,136 $1,761 $400 $17,260 $6,213 $4,981 $1,305 $1,958 $5,604 $1,819 $942
6.6x
8.2x
8.9x
9.4x
10.2x
8.8x
12.2x
8.7x
14.1x
7.2x
7.9x
7.9x
7.8x
7.9x
8.1x
Branded Median: 8.9x
Specialty Apparel Median: 7.9x
Overall Median: 8.2x
CURRENT PROPOSAL: 7.9x
0.0x
2.0x
4.0x
6.0x
8.0x
10.0x
12.0x
14.0x
16.0x
Tommy
Hilfiger
Claire's
Sotres
Deb Shops Charlotte
Russe
Tommy
Hilfiger
Gymboree Barney's May Toys R Us Neiman
Marcus
Linens n
Things
Burlington
Coat
Factory
Michaels
Stores
Petco Barney's